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                                                                         Ex 23.3

CONSENT OF INDEPENDENT AUDITORS

INTEGRITY SOFTWARE INC., DUBLIN, IRELAND


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 4 November 1999 relating to the financial statements of Total Asset Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


Maxdov House                                                 Levy Gee
337/341 Chapel Street
Salford
Manchester
M3 5JY


16 March 2000